                                                                     Exhibit 4.6

                            DOLE FOOD COMPANY, INC.,

                                   as Issuer,

                         MIRADERO FISHING COMPANY, INC.,

                           as New Subsidiary Guarantor

                                       and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,

                                   as Trustee

                                 ---------------

                          THIRD SUPPLEMENTAL INDENTURE

                           Dated as of June 25, 2003

           Supplementing the Trust Indenture Dated as of July 15, 1993

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
      THIS THIRD SUPPLEMENTAL INDENTURE, dated as of June 25, 2003, by and among DOLE FOOD COMPANY, INC., a corporation duly incorporated and existing under the laws of the State of Delaware (the "Company"), having its principal office at One Dole Drive, Westlake Village, California 91362, MIRADERO FISHING COMPANY, INC., a corporation duly incorporated and existing under the laws of the Commonwealth of Puerto Rico (the "Additional Subsidiary Guarantor"), having its principal office at Banco Popular Building, P.O. Box 2946, Old San Juan, Puerto Rico 00903, the guarantors listed on Exhibit A hereto (the "Subsidiary Guarantors") and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, having an office at 707 Wilshire Boulevard, 17th Floor, Los Angeles, California 90017 (as successor to the original trustee under the Original Indenture, the "Trustee"), as Trustee under the Indenture, dated as of July 15, 1993 (the "Original Indenture"), which Original Indenture was executed and delivered by the Company to Chemical Trust Company of California, as Trustee, to secure the payment of senior debt securities issued or to be issued under and in accordance with the provisions of the Original Indenture, reference to which Original Indenture is hereby made, this instrument (hereinafter called the "Third Supplemental Indenture") being supplemental thereto;

         Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Original Indenture;

                                    RECITALS

         WHEREAS, the Company has heretofore executed and delivered to the Trustee the Original Indenture (together with the Officers' Certificate under Sections 102, 201, 301 and 303 of the Original Indenture, dated as of October 6, 1998 (the "1998 Officers' Certificate"), the Officers' Certificate under Section 201, 301 and 303 of the Original Indenture dated as of August 3, 1993 (the "1993 Officers' Certificate"), the First Supplemental Indenture, dated as of April 30, 2002 (the "First Supplemental Indenture"), the Second Supplemental Indenture, dated as of March 28, 2003 (the "Second Supplemental Indenture"), and this Third Supplemental Indenture, the "Indenture"), providing for the issuance by the Company from time to time of its unsecured debt securities to be issued in one or more series (in the Original Indenture and herein called the "Securities");

         WHEREAS, pursuant to the 1993 Officers' Certificate, the Company issued $175,000,000 aggregate principal amount of its 7-7/8% Debentures due 2013 (the "2013 Notes");

         WHEREAS, pursuant to the First Supplemental Indenture, the Company issued $400,000,000 aggregate principal amount of its 7-1/4% Senior Notes due 2009 (the "2009 Notes");

         WHEREAS, pursuant to the Second Supplemental Indenture, the Company (a) increased the interest rate payable on and after the date thereof with respect to the 2009 Notes from 7-1/4% per annum to 8.625% per annum, (b) increased the interest rate payable on and after the date thereof with respect to the 2013 Notes from 7-7/8% per annum to 8.75% per annum, (c) amended the terms of the Original Indenture governing the terms of the 2009 Notes and the 2013 Notes (collectively, the "Existing Notes") to add to the covenants of the Company under the Original

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
Indenture, (d) caused the Guarantors to guarantee the Existing Notes on a senior subordinated basis and (e) added additional Events of Default (as defined in the Original Indenture);

         WHEREAS, as of the date of this Third Supplemental Indenture, there are $400,000,000 aggregate principal amount of 2009 Notes outstanding and $155,000,000 aggregate principal amount of 2013 Notes outstanding;

         WHEREAS, the Additional Subsidiary Guarantor intends to guarantee the Existing Notes under the Indenture and the issuance of guarantees has been authorized by resolutions adopted by the Board of Directors of the Additional Subsidiary Guarantor;

         WHEREAS, as permitted by Section 901 of the Original Indenture, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture, has duly determined to make, execute and deliver to the Trustee this Third Supplemental Indenture to the Original Indenture in order to provide for the guarantee of the Existing Notes by the Additional Subsidiary Guarantor; and

         WHEREAS, all things necessary to make this Third Supplemental Indenture a valid supplement to the Original Indenture according to its terms and the terms of the Original Indenture have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         The Company covenants and agrees to and with the Trustee and its successors in said trust under the Original Indenture, as follows:

                                  ARTICLE ONE
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         Section 101 Section References. Each reference to a particular section set forth in this Third Supplemental Indenture shall, unless the context otherwise requires, refer to this Third Supplemental Indenture.

                                  ARTICLE TWO
                             AGREEMENT TO GUARANTEE

         Section 201 Additional Subsidiary Guarantor. The Additional Subsidiary Guarantor, by its signature below, agrees to become a Subsidiary Guarantor under the Indenture with the same force and effect as if originally named therein as a Subsidiary Guarantor. The Additional Subsidiary Guarantor hereby agrees to all the terms and provisions of the Indenture applicable to it as a Subsidiary Guarantor thereunder and each reference to a "Subsidiary Guarantor" in the Indenture shall be deemed to include the Additional Subsidiary Guarantor.

                                  ARTICLE THREE
                            MISCELLANEOUS PROVISIONS

         Section 301 Confirmation of Original Indenture. The Original Indenture, as heretofore supplemented and amended by the 1993 Officers' Certificate, the 1998 Officers' Certificate, the

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First Supplemental Indenture, the Second Supplemental Indenture and this Third
Supplemental Indenture, is in all respects ratified and confirmed, and the Original Indenture, the 1993 Officers' Certificate, the 1998 Officers' Certificate, the First Supplemental Indenture, the Second Supplemental Indenture and this Third Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

         Section 302 Governing Law. This Third Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state.

         Section 303 Separability. In case any provision in this Third Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Third Supplemental Indenture or the Notes shall not in any way be affected or impaired thereby.

         Section 304 Counterparts. This Third Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same document.

         Section 305 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.




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
         IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                     DOLE FOOD COMPANY, INC.




                                     By:    /s/
                                            ------------------------------------
                                            Name:
                                            Title:


                                     MIRADERO FISHING COMPANY, INC.




                                     By:    /s/
                                            ------------------------------------
                                            Name:
                                            Title:


                                     THE GUARANTORS LISTED ON EXHIBIT A HERETO




                                     By:    /s/
                                            ------------------------------------
                                            Name:
                                            Title:



                                     WELLS FARGO BANK, NATIONAL
                                     ASSOCIATION,
                                     as Trustee

                                     By:    /s/
                                            ------------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT A
                                   GUARANTORS

Calazo Corporation
AG 1970, Inc.
AG 1971, Inc.
AG 1972, Inc.
Alyssum Corporation
Barclay Hollander Corporation
Bud Antle, Inc.
Calicahomes, Inc.
California Polaris, Inc.
Dole ABPIK, Inc.
Dole Arizona Dried Fruit and Nut Company
Dole Carrot Company
Dole Citrus
Dole DF&N, Inc.
Dole Dried Fruit and Nut Company, a California general partnership Dole Farming, Inc.
Dole Fresh Vegetables, Inc.
Dole Orland, Inc.
Dole Visage, Inc.
E. T. Wall Company
Earlibest Orange Association, Inc.
Fallbrook Citrus Company, Inc.
Lindero Headquarters Company, Inc.
Lindero Property, Inc.
Oceanview Produce Company
Prairie Vista, Inc.
Royal Packing Co.
Veltman Terminal Co.
Bananera Antillana (Colombia), Inc.
Clovis Citrus Association
Delphinium Corporation
Dole Europe Company
Dole Foods Flight Operations, Inc.
Dole Fresh Flowers, Inc.
Dole Northwest, Inc.
Dole Sunfresh Express, Inc.
Standard Fruit and Steamship Company
Standard Fruit Company
Sun Country Produce, Inc.
West Foods, Inc.
Cool Advantage, Inc.
Cool Care, Inc.

                                      A-1
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Flowernet, Inc.
Saw Grass Transport, Inc.
Blue Anthurium, Inc.
Cerulean, Inc.
Dole Diversified, Inc.
Dole Land Company, Inc.
Dole Packaged Foods Corporation
La Petite d'Agen, Inc.
Malaga Company, Inc.
M K Development, Inc.
Muscat, Inc.
Oahu Transport Company, Limited
Wahiawa Water Company, Inc.
Waialua Sugar Company, Inc.
Zante Currant, Inc.
Diversified Imports Co.
Dole Assets, Inc.
Dole Fresh Fruit Company
Dole Holdings Inc.
Dole Logistics Services, Inc.
Dole Ocean Cargo Express, Inc.
Dole Ocean Liner Express, Inc.
Renaissance Capital Corporation
Sun Giant, Inc.
DNW Services Company
Pacific Coast Truck Company
Pan-Alaska Fisheries, Inc.


                                      A-2